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Exhibit 23.4

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

        We hereby consent to the incorporation by reference of any mineralization or resources or other analyses reported by us in the Technical Report on the Copper and Silver Resources, Montanore Project, Lincoln and Sanders Counties, Montana on October 14, 2005 in our capacity as an independent consultant to Mines Management, Inc. (the "Company") which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 in this Registration Statement on Form S-3, any prospectuses or amendments or supplements thereto, and in any amendment to any of the foregoing. We also consent to the reference to us under the heading "Experts" in this Registration Statement and any prospectuses, amendments or supplements.

Mine Development Associates Inc.
/s/ Steve Risortcelli
Name:	Steve Ristorcelli
Title:	Principal Geologist

October 14, 2009

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  Exhibit 23.4
CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.